EXHIBIT 23.1

KPMG LLP
Chartered Accountants	Telephone (403) 691-8000
2700 205 – 5th Avenue SW	Telefax (403) 691-8008
Calgary AB T2P 4B9	Internet www.kpmg.ca
Consent of Independent Registered Public Accounting Firm
The Board of Directors of Equal Energy Ltd.
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Equal Energy Ltd. (“Equal”) of our reports dated March 25, 2010 with respect to:
–	the consolidated balance sheets of Enterra Energy Trust (“the Trust”) as at December 31, 2009 and 2008, and the consolidated statements of income (loss) and comprehensive income (loss), deficit and cash flows for each of the years then ended;
–	the reconciliation of the consolidated financial statements to United States generally accepted accounting principles; and
–	the effectiveness of internal control over financial reporting as of December 31, 2009.
which reports appear in the Annual Report on Form 40-F of the Trust for the year ended December 31, 2009.
Chartered Accountants
Calgary, Canada
June 1, 2010
KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.